EXHIBIT 99.1

Great Lakes Reports Record First Quarter

First quarter net income from continuing operations of $34.0 million
First quarter adjusted EBITDA from continuing operations of $61.4 million
Cash position of $207.5 million at March 31, 2020

OAK BROOK, Ill., May 05, 2020 (GLOBE NEWSWIRE) -- Great Lakes Dredge & Dock Corporation (Nasdaq:GLDD), the largest provider of dredging services in the United States, today reported financial results for the quarter ended March 31, 2020.

First Quarter 2020 Highlights

  Revenue was $217.7 million in the first quarter, a $25.1 million or 13.0% increase over the prior year quarter.
  Gross margin percentage increased to 31.5% in the first quarter from 25.9% in the prior year quarter.
  Total operating income from continuing operations was $53.0 million, an $18.2 million increase over the prior year quarter.
  Net income from continuing operations was $34.0 million, a $13.5 million increase over the prior year quarter.
  Adjusted EBITDA from continuing operations was $61.4 million as compared to $43.9 million in the prior year quarter.
  Net debt to adjusted EBITDA from continuing operations was 0.75x.

Management Commentary
Lasse Petterson, Chief Executive Officer and President commented, “First and foremost, we recognize that the COVID-19 pandemic has impacted every facet of life in this country and around the world. At GLDD we have been fortunate to be able to continue working as a federally-designated “Critical Infrastructure” company. We have taken steps to ensure the continuing safety of all of our team members, with no confirmed COVID-19 cases to date that we are aware of, and at the same time projects have progressed as planned.

The first quarter of 2020 was an exceptional quarter driven by strong project performance, resulting in net income from continuing operations of $34.0 million and adjusted EBITDA from continuing operations of $61.4 million. During the quarter, we saw better than expected productivity on the Hunting Island Beach and Delray & Ocean Ridge beach renourishment projects. We also performed additional work on the Delaware River Reach B deepening project and completed Phase 1 of the deepening of the Corpus Christi entrance channel. During the quarter all of our dredges were in continued operation with no planned dry dockings. Starting in April, we will have planned dry dockings of certain vessels which will have an impact on results in the second quarter and continuing into the third quarter.

The Company ended the first quarter with a strong net cash position, balance sheet and substantial liquidity which has positioned the Company well for the current economic environment. Our project work is largely uninterrupted by the pandemic at this point in time, and the Army Corps of Engineers is continuing to advertise new projects. However, we are actively investigating safety and operational contingency plans to be able to respond to potential changes to the evolving pandemic and economic environment."

Quarterly Results

  Revenue was $217.7 million, an increase of $25.1 million over the first quarter of 2019. The first quarter of 2020 was characterized by strong production and project performance, with an increase in coastal protection and maintenance dredging revenue that was partially offset by the decrease in domestic capital, rivers and lakes and foreign dredging revenue.
  Gross margin percentage improved to 31.5% in the first quarter of 2020 from 25.9% in the first quarter of 2019 on strong project performance. In the first quarter of 2020, most of our dredges have worked a busier than usual schedule, which contributed to the higher gross margin. We expect our gross margin percentage to level off from the first quarter for future quarters, particularly in light of planned dry dockings beginning in the second quarter of 2020.
  Operating income was $53.0 million, which is an $18.2 million increase over the prior year quarter. The increase is a result of higher gross margin slightly offset by increased general and administrative expenses primarily due to higher incentive compensation.
  Net income from continuing operations for the quarter was $34.0 million compared to $20.5 million in the prior year quarter. In addition to the increase in operating income, net interest expense in the first quarter of 2020 also decreased compared to the prior year quarter by $0.9 million on lower amortized financing fees and additional interest income.
  At March 31, 2020, the Company had $207.5 million in cash and total debt of $323.1 million, resulting in a net debt to adjusted EBITDA from continuing operations of 0.75x.
  At March 31, 2020, the Company had $474.9 million in backlog, a decrease of $114.5 million from December 31, 2019. This decrease was expected as the Company earned significant revenue during the first quarter of 2020 and bidding activity was lower than the prior year’s first quarter.
  Capital expenditures for the first quarter of 2020 were $7.1 million. This compares to $7.7 million in capital expenditures during the first quarter of 2019. The Company continues to expect total capital expenditures to be $40 million for 2020.

COVID- 19 and Market Update
During this unprecedented crisis that now faces our country, the dredging industry continues to operate and work on critical and essential infrastructure projects. These projects include continued port deepening projects, as well as coastal protection and restoration projects.  Dredging has been specifically listed in the U.S. Department of Homeland Security’s “Advisory Memorandum on Identification of Essential Critical Infrastructure Workers During COVID-19 Response”, dated March 28, 2020.  The U.S. Army Corps of Engineers oversees the majority of these infrastructure projects and in this capacity has continued to tender bids and prioritize all types of dredging including port maintenance and expansion and coastal protection projects that are necessary to avoid potential storm damage during the upcoming hurricane season.

GLDD is committed to maintaining the health and safety of our team members and an Incident and Injury Free® (IIF®) safety management program across the Company and this value-based approach enabled us to respond quickly and effectively to the COVID-19 pandemic. As such, our Oak Brook office staff have effectively transitioned to a remote working environment to follow the recommended physical and social distancing guidelines. Further as it relates to our job sites and vessel crews, we have reviewed and strengthened our safety procedures and adhere to CDC guidelines while also remaining focused on the successful execution and completion of projects that are critical to maintaining and deepening the Nation’s maritime infrastructure and protecting our coastlines from the upcoming hurricane season.

As expected, during the first quarter of 2020, the domestic bid market was lower than the prior year with only $216 million in total project bids of which Great Lakes won $72 million during the quarter, comprised of capital dredging, coastal protection and maintenance projects. Despite the low first quarter bid market, we have seen support for the dredging industry in the CARES Act which includes a provision that lifts caps on the Harbor Maintenance Trust Fund, thereby allowing full access to future annual revenues to be used for their intended purpose of dredging our nation’s ports and harbors. Projects coming into the market pipeline include additional phases of Charleston, Jacksonville and Corpus Christi deepenings, as well new deepenings for ports in Mobile, Alabama and the Everglades in Florida.

The Company will be holding a conference call at 9:00 a.m. C.D.T. today where we will further discuss these results. Information on this conference call can be found below.

Conference Call Information
The Company will conduct a quarterly conference call, which will be held on Tuesday, May 5, 2020 at 9:00 a.m. C.D.T (10:00 a.m. E.D.T.). The call in number is (877) 377-7553 and Conference ID is 1274718. The conference call will be available by replay until Thursday, May 7, 2020 by calling (855) 859-2056 and providing Conference ID 1274718. The live call and replay can also be heard on the Company’s website, www.gldd.com, under Events & Presentations on the investor relations page. Information related to the conference call will also be available on the investor relations page of the Company’s website.

Classification of Environmental and Infrastructure Business
During the second quarter of 2019, the Company completed the sale of its historical environmental & infrastructure business. The historical environmental & infrastructure segment has been retrospectively presented as discontinued operations and assets and liabilities held for sale, and as such is no longer reflected in continuing operations.

Use of Non-GAAP measures
Adjusted EBITDA from continuing operations, as provided herein, represents net income (loss) from continuing operations, adjusted for net interest expense, income taxes, depreciation and amortization expense, debt extinguishment, accelerated maintenance expense for new international deployments, goodwill or asset impairments and gains on bargain purchase acquisitions. Adjusted EBITDA from continuing operations is not a measure derived in accordance with GAAP. The Company presents adjusted EBITDA from continuing operations as an additional measure by which to evaluate the Company's operating trends. The Company believes that adjusted EBITDA from continuing operations is a measure frequently used to evaluate performance of companies with substantial leverage and that the Company's primary stakeholders (i.e., its stockholders, bondholders and banks) use adjusted EBITDA from continuing operations to evaluate the Company's period to period performance. Additionally, management believes that adjusted EBITDA from continuing operations provides a transparent measure of the Company’s recurring operating performance and allows management and investors to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance. For this reason, the Company uses a measure based upon adjusted EBITDA to assess performance for purposes of determining compensation under the Company's incentive plan. Adjusted EBITDA from continuing operations should not be considered an alternative to, or more meaningful than, amounts determined in accordance with GAAP including: (a) operating income as an indicator of operating performance; or (b) cash flows from operations as a measure of liquidity. As such, the Company's use of adjusted EBITDA from continuing operations, instead of a GAAP measure, has limitations as an analytical tool, including the inability to determine profitability or liquidity due to the exclusion of accelerated maintenance expense for new international deployments, goodwill or asset impairments, gains on bargain purchase acquisitions, interest and income tax expense and the associated significant cash requirements and the exclusion of depreciation and amortization, which represent significant and unavoidable operating costs given the level of indebtedness and capital expenditures needed to maintain the Company's business. For these reasons, the Company uses operating income to measure the Company's operating performance and uses adjusted EBITDA from continuing operations only as a supplement. Adjusted EBITDA from continuing operations is reconciled to net income attributable to common stockholders of Great Lakes Dredge & Dock Corporation in the table of financial results. For further explanation, please refer to the Company's SEC filings.

The Company
Great Lakes Dredge & Dock Corporation (“Great Lakes” or the “Company”) is the largest provider of dredging services in the United States. In addition, the Company has a long history of performing significant international projects. The Company employs experienced civil, ocean and mechanical engineering staff in its estimating, production and project management functions.  In its over 130-year history, the Company has never failed to complete a marine project. Great Lakes owns and operates the largest and most diverse fleet in the U.S. dredging industry, comprised of over 200 specialized vessels. Great Lakes has a disciplined training program for engineers that ensures experienced-based performance as they advance through Company operations. The Company’s Incident-and Injury-Free® (IIF®) safety management program is integrated into all aspects of the Company’s culture. The Company’s commitment to the IIF® culture promotes a work environment where employee safety is paramount.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release may constitute "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (the "SEC"), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "would," "could," "should," "seeks," “are optimistic,” or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Great Lakes cautions investors that any forward-looking statements made by Great Lakes are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Great Lakes, include, but are not limited to: impacts resulting from or attributable to the COVID-19 pandemic, our ability to obtain federal government dredging and other contracts; uncertainties in federal government budgeting; extended federal government shutdowns, which may lead to funding issues, the incurrence of costs without payment or reimbursement under our contracts, and delays or cancellations of key projects; the risk that the President of the United States may divert funds away from the Army Corps of Engineers in response to a national emergency; our ability to qualify as an eligible bidder under government contract criteria and to compete successfully against other qualified bidders; risks associated with cost over-runs, operating cost inflation and potential claims for liquidated damages, particularly with respect to our fixed cost contracts; the timing of our performance on contracts; significant liabilities that could be imposed were we to fail to comply with government contracting regulations; risks related to international dredging operations, including instability and declining relationships amongst certain governments in the Middle East and the impact this may have on infrastructure investment, asset value of such operations, and local licensing, permitting and royalty issues; increased cost of certain material used in our operations due to newly imposed tariffs; a significant negative change to large, single customer contracts from which a significant portion of our international revenue is derived; changes in previous-recorded net revenue and profit as a result of the significant estimates made in connection with our methods of accounting for recognizing revenue; consequences of any lapse in disclosure controls and procedures or internal control over financial reporting; changes in the amount of our estimated backlog; our ability to obtain bonding or letters of credit and risks associated with draws by the surety on outstanding bonds or calls by the beneficiary on outstanding letters of credit; increasing costs to operate and maintain aging vessels; equipment or mechanical failures; acquisition integration and consolidation risks; liabilities related to our historical demolition business; impacts of legal and regulatory proceedings; unforeseen delays and cost overruns related to the construction of new vessels, including potential mechanical and engineering issues; our becoming liable for the obligations of joint ventures, partners and subcontractors; capital and operational costs due to environmental regulations; unionized labor force work stoppages; maintaining an adequate level of insurance coverage; information technology security breaches; our substantial amount of indebtedness; restrictions imposed by financing covenants; the impact of adverse capital and credit market conditions; limitations on our hedging strategy imposed by statutory and regulatory requirements for derivative transactions; foreign exchange risks; changes in macroeconomic indicators and the overall business climate; and losses attributable to our investments in privately financed projects. For additional information on these and other risks and uncertainties, please see Item 1A. "Risk Factors" of Great Lakes' Annual Report on Form 10-K for the year ended December 31, 2019, and in other securities filings by Great Lakes with the SEC.

Although Great Lakes believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Great Lakes' future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Great Lakes does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Great Lakes Dredge & Dock Corporation
Condensed Consolidated Statements of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2020	2019
Contract revenues	$217,695	$192,637
Gross profit	68,474	49,877
General and administrative expenses	15,571	14,825
(Gain) loss on sale of assets—net	(145)	279
Operating income	53,048	34,773
Interest expense—net	(6,630)	(7,551)
Other income (expense)	(1,121)	172
Income from continuing operations before income taxes	45,297	27,394
Income tax provision	(11,310)	(6,846)
Income from continuing operations	33,987	20,548
Loss from discontinued operations, net of income taxes	—	(3,380)
Net income	$33,987	$17,168

Basic earnings per share attributable to continuing operations	$0.53	$0.33
Basic loss per share attributable to discontinued operations, net of tax	—	(0.05)
Basic earnings per share	$0.53	$0.28
Basic weighted average shares	64,455	62,882

Diluted earnings per share attributable to continuing operations	$0.52	$0.32
Diluted loss per share attributable to discontinued operations, net of tax	—	(0.05)
Diluted earnings per share	$0.52	$0.27
Diluted weighted average shares	65,717	64,569

Great Lakes Dredge & Dock Corporation
Reconciliation of Net Income to Adjusted EBITDA from Continuing Operations
(Unaudited and in thousands)

	Three Months Ended
	March 31,
	2020	2019
Income from continuing operations	33,987	20,548
Adjusted for:
Interest expense—net	6,630	7,551
Income tax provision	11,310	6,846
Depreciation and amortization	9,451	8,905
Adjusted EBITDA from continuing operations	$61,378	$43,850

Great Lakes Dredge & Dock Corporation
Selected Balance Sheet Information
(Unaudited and in thousands)

	Period Ended
	March 31,	December 31,
	2020	2019

Cash and cash equivalents	$207,474	$186,995
Total current assets	350,308	300,712
Total assets	955,879	897,552
Total current liabilities	216,107	203,933
Long-term debt	323,066	322,843
Total equity	306,629	279,399

Great Lakes Dredge & Dock Corporation
Revenue and Backlog Data
(Unaudited and in thousands)

	Three Months Ended
	March 31,
Revenues	2020	2019
Dredging:
Capital - U.S.	$83,549	$92,744
Capital - foreign	6,862	8,329
Coastal protection	79,850	33,743
Maintenance	42,385	29,649
Rivers & lakes	5,049	28,172
Total revenues	$217,695	$192,637

	As of
	March 31,	December 31,	March 31,
Backlog	2020	2019	2019
Dredging:
Capital - U.S.	$303,637	$347,377	$376,114
Capital - foreign	23,896	30,571	64,827
Coastal protection	76,786	141,039	75,034
Maintenance	58,945	60,891	36,548
Rivers & lakes	11,631	9,528	22,666
Total backlog	$474,895	$589,406	$575,189

For further information contact:
Tina Baginskis
Director, Investor Relations
630-574-3024